Exhibit 99.1

Qualstar Announces Record New Order for XLS Libraries

Company Books the Largest Order in Its History for XLS Libraries Valued at $700,000

SIMI VALLEY, CA--(Marketwire - July 21, 2010) - Qualstar® Corporation (NASDAQ: QBAK), an innovator in automated tape storage solutions, today announced that it has received a significant order for expanded configurations of its widely regarded XLS Enterprise Tape Library Systems. The order for approximately $700,000 is the largest received to date for XLS libraries, and is the largest in the company's 26 year history. The systems will be deployed at a national research laboratory to backup and archive 12 Petabytes of scientific data.

The order reflects the end customer's prior experience with an XLS purchased two years ago for a pilot system. Shipments have begun, and will be completed in the current quarter.

Qualstar's XLS Enterprise Library System comprises eight modules that can be intermixed to deliver cost-effective capacity and performance from 240 Terabytes to over 15 Petabytes. Qualstar's enterprise tape libraries use 97% less power to operate and cool than disk-based systems of the same capacity, making them the "greenest" archive and backup storage technology in the world.

"While this is the largest order that we have received, it is just the latest one from a growing number of public and private research organizations that have discovered the superior value that XLS delivers," said William Gervais, Qualstar's President and CEO.

XLS Enterprise Library Systems are available exclusively through Qualstar's worldwide network of Authorized Resellers. Contact Qualstar, an Authorized Reseller or visit http://www.qualstar.com/xls for more information.

About Qualstar Corporation
Qualstar manufactures automated tape libraries and power supplies. Its products are known throughout the world for energy efficiency and rugged, Simply Reliable designs yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide to backup, archive and protect data from incidental and catastrophic loss. Its N2Power brand high efficiency, ultra small switching power supplies are sold to OEM manufacturers worldwide, where very low power consumption is required. Qualstar Corporation is publicly traded on the NASDAQ National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

Forward-Looking Statements
Statements concerning the future business, operating results and financial condition of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its products; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for its products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

Qualstar and the Qualstar logo are registered trademarks, and Compass Architecture and X-Link are trademarks of Qualstar Corporation. Other trademarks are the property of their respective owners.

Contact:
Bob Covey
Qualstar
805-583-7744
covey@qualstar.com